SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): January 10, 2002

                                  JACLYN, INC.
                                  ------------
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                       1-5863                  22-1432053
        ---------                      -------                 ----------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
    of Incorporation)                                       Identification No.)


              635 59th Street
          West New York, New Jersey                             07093
         --------------------------                             -----
    (Address of Principal Executive Offices)                  (Zip Code)


(Registrant's telephone number, including area code):   (201) 868-9400


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

This Amendment to Current Report on Form 8-K/A amends and completes the Current Report on Form 8-K dated January 10, 2002, which was originally filed by Jaclyn, Inc. on January 25, 2002 by including the following financial statements and pro forma financial information as required by paragraphs (a) and (b) of Item 7 of Form 8-K:

Item 7.        Financial Statements and Exhibits.
               ---------------------------------

         (a)   Financial Statements of Businesses Acquired.
               -------------------------------------------

               The following financial statements of Max N. Nitzberg, Inc. and Subsidiary are provided herein on pages F-1 through F-10

                      Independent Auditor's Report

                      Consolidated Balance Sheets as of December 31, 2001 and
                      2000

                      Consolidated Statements of Income for each of the years ended December 31, 2001, 2000 and 1999

                      Consolidated Statements of Retained Earnings for each of the years ended December 31, 2001, 2000 and 1999

                      Consolidated Statements of Cash Flows for each of the years ended December 31, 2001, 2000 and 1999

                      Notes to Consolidated Financial Statements

         (b)   Pro Forma Financial Information.
               -------------------------------

                      The following pro forma financial information of Jaclyn, Inc. and Max N. Nitzberg, Inc. and Subsidiary is provided herein on pages F-11 through F-16.

                      Assumptions used in Unaudited Pro Forma Financial Statements.

                      Jaclyn, Inc. and Max N. Nitzberg and Subsidiary Pro Forma Balance Sheet (Unaudited) as of December 31, 2001

                      Jaclyn, Inc. and Max N. Nitzberg and Subsidiary Pro Forma Statements of Operations (Unaudited) for the twelve month period ended June 30, 2001

                      Jaclyn, Inc. and Max N. Nitzberg and Subsidiary Pro Forma Statements of Operations (Unaudited) for the six month period ended December 31, 2001

                      Notes to Pro forma Financial Statements (Unaudited)

         (c)   Exhibits.
               --------

                      Exhibit No.   Description
                      -----------   -----------

                         2.1 Purchase and Sale Agreement dated January 10, 2002 between Mark Nitzberg and the Registrant.*

                         2.2 Consulting Agreement dated January 10, 2002 between Natoosh, LLC, Mark Nitzberg and the Registrant.*

                         2.3 Payment and Indemnification Agreement dated January 10, 2002 by and among Capital Factors, Inc., Topsville, Inc., Mark Nitzberg and the Registrant.*

                         --------------------
                         *   Previously filed

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

Board of Directors
Max N. Nitzberg, Inc. and Subsidiary
Medley, Florida


We have audited the accompanying consolidated balance sheets of Max N. Nitzberg, Inc. and Subsidiary, as of December 31, 2001 and 2000, and the related consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Max N. Nitzberg, Inc. and Subsidiary, as of December 31, 2001 and 2000, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


Kabat Schertzer & Co.
Miami, Florida
February 12, 2002

                      MAX N. NITZBERG, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000


                                     ASSETS

                                                         2001           2000
                                                     -----------    -----------
CURRENT ASSETS
  Cash                                               $    36,152    $    23,780
  Deposit with factor                                    511,260        485,277
  Due from factor, net of allowances                   2,697,631        611,326
  Inventories                                            982,419      2,323,360
  Prepaid expenses and other current assets              221,390        287,114
                                                     -----------    -----------

     TOTAL CURRENT ASSETS                              4,448,852      3,730,857

PROPERTY AND EQUIPMENT, NET                              243,516        315,967

OTHER ASSETS                                              32,420         32,740
                                                     -----------    -----------

                                                     $ 4,724,788    $ 4,079,564
                                                     ===========    ===========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
  Cash overdraft                                     $    37,691    $   136,530
  Accounts payable and accrued liabilities             1,536,697        951,637
  Current maturities of long-term debt                   150,000         74,512

  Income taxes payable                                    74,752         20,530

  Customer credit balances                                   -          119,454
                                                     -----------    -----------

     TOTAL CURRENT LIABILITIES                         1,799,140      1,302,663
                                                     -----------    -----------

LONG-TERM DEBT                                               -          150,000
COMMITMENT AND CONTINGENCIES                                 -              -

SHAREHOLDER'S EQUITY
     Common stock, no par value; authorized,
      1,000 shares; issued and outstanding,
      38.875 shares                                        6,609          6,609
     Retained earnings                                 3,169,039      2,870,292
                                                     -----------    -----------
                                                       3,175,648      2,876,901
  Less:  Treasury stock, 61.125 shares, at cost         (250,000)      (250,000)
                                                     -----------    -----------
     Total shareholder's equity                        2,925,648      2,626,901
                                                     -----------    -----------
                                                     $ 4,724,788    $ 4,079,564
                                                     ===========    ===========

See accompanying notes to consolidated financial statements.



                      MAX N. NITZBERG, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                    2001           2000          1999
                                                ------------   ------------  ------------
NET SALES                                       $ 30,443,106   $ 33,094,696  $ 30,875,013

COST OF GOODS SOLD                                22,611,735     25,370,288    24,043,312
                                                ------------   ------------  ------------

GROSS PROFIT                                       7,831,371      7,724,408     6,831,701
                                                ------------   ------------  ------------
OPERATING EXPENSES

   Design and production, selling,
    shipping, general and administrative           6,793,922      6,487,380     5,593,856
   Interest Expense                                  515,730        755,205       592,560
                                                ------------   ------------  ------------
                                                   7,309,652      7,242,585     6,186,416
                                                ------------   ------------  ------------
INCOME BEFORE PROVISION
   FOR INCOME TAXES                                  521,719        481,823       645,285

PROVISION FOR INCOME TAXES                           222,972        198,881       252,061
                                                ------------   ------------  ------------

NET INCOME                                      $    298,747   $    282,942  $    393,224
                                                ============   ============  ============


See accompanying notes to consolidated financial statements.

                      MAX N. NITZBERG, INC. AND SUBSIDIARY
                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


BALANCE, JANUARY 1, 1999                                        $  2,194,126

NET INCOME FOR 1999                                                  393,224
                                                                ------------

BALANCE, DECEMBER 31, 1999                                         2,587,350

NET INCOME FOR 2000                                                  282,942
                                                                ------------

BALANCE, DECEMBER 31, 2000                                         2,870,292

NET INCOME FOR 2001                                                  298,747
                                                                ------------

BALANCE, DECEMBER 31, 2001                                      $  3,169,039
                                                                ============

See accompanying notes to consolidated financial statements.



                      MAX N. NITZBERG, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                           INCREASE (DECREASE) IN CASH


                                                               2001            2000            1999
                                                           ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                             $ 28,330,818    $ 34,465,394    $ 29,135,813
  Cash paid to suppliers and employees                      (27,489,998)    (33,125,297)    (28,779,841)
  Interest (paid)                                              (515,701)       (755,316)       (593,386)
  Income taxes (paid) received                                 (167,806)       (398,281)        325,191
                                                           ------------    ------------    ------------
     NET CASH PROVIDED BY OPERATING
      ACTIVITIES                                                157,313         186,500          87,777
                                                           ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                          (70,429)        (95,807)        (87,427)
                                                           ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayment) of long-term debt                                 (74,512)       (137,872)        (31,920)
  Minority interest in subsidiary                                   -            25,000             -
                                                           ------------    ------------    ------------
     NET CASH (CONSUMED) BY FINANCING
      ACTIVITIES                                                (74,512)       (112,872)        (31,920)
                                                           ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH                                  12,372         (22,179)        (31,570)

CASH - BEGINNING                                                 23,780          45,959          77,529
                                                           ------------    ------------    ------------

CASH - ENDING                                              $     36,152    $     23,780    $     45,959
                                                           ============    ============    ============


(Continued)



                      MAX N. NITZBERG, INC. AND SUBSIDIARY
                RECONCILIATION OF NET INCOME TO NET CASH PROVIDED
                             BY OPERATING ACTIVITIES


                                                               2001            2000            1999
                                                           ------------    ------------    ------------
NET INCOME                                                 $    298,747    $    282,942    $    393,224

ADJUSTMENTS TO RECONCILE NET INCOME
 TO NET CASH PROVIDED BY
 OPERATING ACTIVITIES:
   Depreciation                                                 141,936         137,178         128,903
   Changes in assets and liabilities:
     (Increase) decrease in factor deposit
       and due from factor                                   (2,112,288)      1,370,698      (1,739,200)
     Decrease (increase) in inventories                       1,340,941        (340,602)       (569,050)
     Decrease (increase) in prepaid
       expenses and other assets                                 66,044        (201,087)       (319,336)
     (Decrease) increase in cash overdraft                      (98,839)         79,430          29,392
     Increase (decrease) in accounts payable
       and accrued expenses                                     585,060        (799,568)      1,324,047
     Increase (decrease) in income taxes payable                 55,166        (199,400)        577,252
     (Decrease) increase in customers' credit balances         (119,454)       (143,091)        262,545
                                                           ------------    ------------    ------------

                                                           $    157,313    $    186,500    $     87,777
                                                           ============    ============    ============


See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Business
    --------

    Max N. Nitzberg, Inc. and Subsidiary is a manufacturer and importer of children's apparel.

    Sales are principally to major retail chains throughout the United States and are recognized when the merchandise is shipped.

    On January 10, 2002, ownership of the Company was purchased by Jaclyn, Inc.

    Principles of Consolidation
    ---------------------------

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated. The subsidiary includes the accounts of its 90% owned subsidiary. That subsidiary was formed in March 2000 and ceased operations in November 2001. Minority interest allocations were immaterial.

    Inventories
    -----------

    Inventories are stated at the lower of cost or market, cost generally determined on a first-in, first-out basis.

    Property and Equipment
    ----------------------

    Property and equipment are recorded at cost and depreciated, on the straight-line method, over the estimated useful lives of the assets, which range from 5-7 years.

    The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

    Advertising
    -----------

    Advertising is expensed as incurred.

    Income Taxes
    ------------

    Deferred income taxes, which result primarily from differences in the treatment of overhead allocated to inventories, are immaterial.

    The Company files a consolidated tax return with its subsidiary.

    Use of Estimates
    ----------------

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.


2 - TRANSACTIONS WITH FACTOR

    The Company uses a factor for working capital and credit administration purposes.

    Under the factoring agreement, the factor purchases substantially all of the accounts receivable at face value and assumes substantially all credit risks with respect to such accounts. Receivables sold in excess of maximums established for each account by the factor are subject to recourse in the event of non-payment. As of December 31, 2001 and 2000, receivables subject to such recourse were insignificant. The Company is contingently liable to the factor for merchandise disputes, customer claims, and the like. Interest is paid to the factor on funds received prior to the collection of the underlying invoices.

    The factor also issues letters of credit on behalf of the company (see Note
    6). Additional collateral to the factor consists of the "Deposit with Factor", finished goods inventory and personal assets of certain individuals.


3 - INVENTORIES
                                                  2001         2000
                                               ----------   ----------
         Raw materials                         $  205,731   $   55,441
         Work-in-process                           38,554      675,868
         Finished goods                           738,134    1,592,051
                                               ----------   ----------
                                               $  982,419   $2,323,360
                                               ==========   ==========

4 - PROPERTY AND EQUIPMENT

         Furniture, fixtures, computers
           and software                        $  683,851   $  630,835
         Machinery and equipment                  174,934      168,326
         Leasehold improvements                    75,003       65,141
                                               ----------   ----------
                                                  933,788      864,302
         Less:  Accumulated depreciation          690,272      548,335
                                               ----------   ----------
                                               $  243,516   $  315,967
                                               ==========   ==========

5 - LONG-TERM DEBT
                                                            2001        2000
                                                         ----------  ----------
    9.65% unsecured note payable to former
    shareholder, repaid in January 2002                  $  150,000  $  150,000

    10% unsecured note payable to employee,
    paid January, 2001                                          -        50,000

    Note payable to leasing company, due in
    monthly installments of $3,156 including
    interest at 8% final installment due August,
    2001. Collateralized by computer equipment                  -        24,512
                                                         ----------  ----------
                                                            150,000     224,512

    Current maturities                                      150,000      74,512
                                                         ----------  ----------

                                                         $      -    $  150,000
                                                         ==========  ==========

6 - COMMITMENTS AND CONTINGENCIES

    Leases
    ------

    The Company occupies its facilities under leases expiring through October 31, 2003, with options to renew for an additional five years. At December 31, 2001 minimum future rental commitments are approximately as follows:

                      2002                               $  225,000
                      2003                                  162,000
                                                         ----------
                                                         $  387,000
                                                         ==========

    Rent expense for 2001, 2000 and 1999 was approximately $492,000, $446,000 and $442,000, respectively.

    Letters of Credit
    -----------------

    As of December 31, 2001, the Company had open letters of credit aggregating approximately $6,606,000 (see Note 2).

7 - MAJOR CUSTOMERS

    During the years ended December 31, 2001, 2000 and 1999, sales revenue derived from one customer were 51%, 61% and 44% respectively. Sales to a second customer were 38%, 31% and 35% and to a third customer were 8%, 5% and 17%, respectively.



8 - INCOME TAXES

    The components of income tax expense were:

                                                2001           2000           1999
                                           ------------   ------------   ------------
    Current:
       Federal                             $    206,275   $    177,400   $    243,371
       State                                     16,697         21,481          8,690
                                           ------------   ------------   ------------
    Total provision for income taxes       $    222,972   $    198,881   $    252,061
                                           ============   ============   ============

    A reconciliation between the provision for income taxes computed by applying the federal statutory rate to income before income taxes and the actual provision for income taxes is as follows:

                                                2001           2000           1999
                                           ------------   ------------   ------------
    Provision for income taxes at
       statutory rate                             34.0%          34.0%          34.0%
    State and local income taxes
       net of federal tax benefit                  2.1%           2.9%           0.9%
    Other                                          6.6%           4.4%           4.2%
                                           ------------   ------------   ------------
    Effective tax rate percent                    42.7%          41.3%          39.1%
                                           ------------   ------------   ------------


    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There are no significant items comprising the Company's net deferred tax assets and liabilities as of December 31, 2001 and 2000.


9 - EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) plan in which eligible employees can participate. Matching contributions to the plan are made at the discretion of the Company's Board of Directors. No matching contributions have been made for the years ended December 31, 2001, 2000 and 1999.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following Unaudited Pro Forma Statement of Operations for the twelve-month period ended June 30, 2001 presents unaudited results of operations for Jaclyn, Inc. (the "Company") as if the acquisition of Max N. Nitzberg,Inc. and subsidiaries ("MNNI") (the "Acquisition") and other transactions described in the next paragraph (the Pro Forma Financing Transactions) had occurred as of the beginning of the fiscal year presented. Similarly, the Unaudited Pro Forma Statement of Operations for the six-month period ended December 31, 2001 presents unaudited pro forma results assuming the acquisition had occurred on July 1, 2000.

The following Unaudited Pro Forma Balance Sheet presents the unaudited pro forma financial condition of the Company as if the Acquisition and Pro Forma Financing Transactions had occurred on December 31, 2001. The carrying values of MNNI assets and liabilities have been fair-valued in accordance with Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" ("FAS 142") and a portion of the excess purchase price over the identifiable net assets and liabilities has been allocated in accordance with FAS 142. These values may be subject to revision following the results of any final appraisals.

The Pro Forma Adjustments described in the accompanying Unaudited Notes to the Pro Forma Financial Statements should be read in conjunction with such statements. Actual amounts will differ from those set forth in the following Unaudited Pro Forma Financial Statements.

As a result of certain economic benefits derived by combining two stand-alone companies, including the consolidation of certain administrative expenses and reductions in cost of capital to fund operations, the Company's management expects the combined operations of the Company and MNNI to have a more efficient overhead expense structure than each of the two entities have operating separately. However, for purposes of the Unaudited Pro Forma Statements of Operations, none of these potential synergies in overhead expense have been reflected because their realization cannot be assured.

The Unaudited Pro Forma Financial Statements are presented for information purposes only and do not purport to be indicative of the actual financial position or results of operations of the Company had such transactions actually been consummated on such dates, or of the future financial position or results of operations of the Company which may result from the consummation of such transactions. The Company's business had been somewhat seasonal in nature. However, in the last two years, shipments have generally been influenced by a number of factors including (1) mid- year acquisitions which have added to net sales in the second half of the Company's fiscal year, (2) general economic conditions which have, to varying degrees, impacted volume. MNNI's business is seasonal in nature, with a higher proportion of sales and earnings usually being generated in the months of July through November than in other periods. Because of this seasonality and other factors, results of operations for an interim period are not necessarily indicative of results of operations for an entire fiscal year.

The Unaudited Pro Forma Financial Statements are based in part on the historical financial statements of the Company and MNNI, and should be read in conjunction with each of the consolidated financial statements of the Company and MNNI and the related notes thereto contained in (i) The Company's Annual Report on Form 10-K for the year ended June 30, 2001, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, (iii) MNNI's audited financial statements for the year ended December 31, 2001, which are included herein. Certain items derived from MNNI's historical financial statements have been reclassified to conform to the pro forma presentation.

This Form 8-K/A may contain forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual performance and results may vary as a result of a number of risks, uncertainties and other factors, both foreseen and unforeseen, including general economic and business conditions, competition in the accessories and apparel markets, continuing favorable sales patterns, pricing and consumer buying trends.


Pro Forma Balance Sheets (Unaudited)
December 31, 2001


                                                       Historical                    Pro Forma
                                                       ----------                    ---------
                                              Jaclyn, Inc.    MNNI, Inc.    Adjustments       Pro Forma
                                                                               Note 1
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                   $  3,147,000   $     36,000   $   (36,000) a   $  3,147,000
 Deposit with factor                                  -          511,000      (511,000) a            -
 Accounts receivable, net                       4,838,000            -                         4,838,000
 Due from factor, net                                 -        2,698,000    (2,698,000) a            -
 Inventory                                      7,600,000        982,000       234,000  b      8,816,000
 Order backlog                                                                 990,000  b        990,000
 Prepaid expenses and other assets              2,314,000        222,000                       2,536,000
                                             -----------------------------------------------------------
  TOTAL CURRENT ASSETS                         17,899,000      4,449,000    (2,021,000)       20,327,000

PROPERTY AND EQUIPMENT, net                     1,084,000        244,000        12,000  b      1,340,000
OTHER ASSETS                                    3,473,000         32,000                       3,505,000
TRADEMARKS & PATENTS                                  -              -         100,000  b        100,000
GOODWILL                                              -              -       1,395,000  b      1,395,000
                                             -----------------------------------------------------------
TOTAL ASSETS                                   22,456,000      4,725,000      (514,000)        26,667,000
                                             ===========================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Notes payable-bank                          $  2,300,000        $   -     $ 3,396,000      $  5,696,000
 Cash overdraft                                       -           38,000       (38,000) a            -
 Accounts payable                               2,306,000      1,536,000    (1,427,000) a      2,415,000
 Current maturities of long-term debt                 -          150,000                         150,000
 Income taxes payable                                 -           75,000                          75,000
 Other current liabilities                        856,000            -                           856,000
                                             -----------------------------------------------------------
  TOTAL CURRENT LIABILITIES                     5,462,000      1,799,000     1,931,000         9,192,000
                                             -----------------------------------------------------------
OTHER LONG-TERM LIABILITIES                       494,000            -         481,000  b        975,000
COMMITMENTS
STOCKHOLDERS' EQUITY
 Common Stock                                   3,369,000          7,000        (7,000) c      3,369,000
 Additional paid-in capital                    12,117,000            -                        12,117,000
 Retained earnings                              8,251,000      3,169,000    (3,169,000) c      8,251,000
                                             -----------------------------------------------------------
                                               23,737,000      3,176,000    (3,176,000)       23,737,000
                                             -----------------------------------------------------------
Less: Common shares in treasury at cost         7,237,000        250,000      (250,000) c      7,237,000
                                             -----------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                     16,500,000      2,926,000    (2,926,000)       16,500,000
                                             ===========================================================
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                       $ 22,456,000   $  4,725,000      (514,000)     $ 26,667,000
                                             ===========================================================


See Notes to Unaudited Pro Forma Financial Statements


Pro Forma Statements of Operations (Unaudited) For the twelve months ended June
30, 2001

                                                       Historical                    Pro Forma
                                                       ----------                    ---------
                                                Jaclyn, Inc.    MNNI, Inc.    Adjustments       Pro Forma
                                                                                Note 2

Net sales                                      $ 79,570,000   $ 32,840,000  $       -         $112,410,000
Cost of goods sold                               61,575,000     25,217,000      234,000 c       88,016,000
                                                                                990,000 c
                                               -----------------------------------------------------------
Gross profit                                     17,995,000      7,623,000   (1,224,000)        24,394,000
                                               -----------------------------------------------------------
Shipping, selling and administrative expenses    17,748,000      6,549,000       10,000 a       24,309,000
                                                                                  2,000 b
Goodwill amortization                                                            93,000 a           93,000
Interest expense                                    234,000        725,000       90,000 d        1,049,000
Interest income                                    (109,000)           -                          (109,000)
Other income                                        (34,000)           -                           (34,000)
                                               -----------------------------------------------------------
Earnings (loss) before income taxes                 156,000        349,000   (1,419,000)          (914,000)
Provision (benefit) for income taxes                 56,000        146,000     (477,000)e        (275,000)
                                               -----------------------------------------------------------
Net earnings (loss)                            $    100,000   $    203,000  $  (942,000)      $   (639,000)
                                               -----------------------------------------------------------
Net earnings (loss) per common share-basic
and diluted                                    $        .04                                   $       (.24)
                                               -----------------------------------------------------------
Weighted average number of shares
outstanding-diluted                               2,644,000                                      2,644,000
                                               -----------------------------------------------------------


See Notes to Unaudited Pro Forma Financial Statements


Pro Forma Statement of Operations
(Unaudited)
For the six months ended December 31,2001

                                                       Historical                    Pro Forma
                                                       ----------                    ---------
                                                Jaclyn, Inc.    Topsville    Adjustments       Pro Forma
                                                                                Note 2
Net sales                                      $ 15,658,000   $ 17,855,000  $       -         $ 33,513,000
Cost of goods sold                               11,953,000     12,947,000                      24,900,000
                                               -----------------------------------------------------------
Gross profit                                      3,705,000      4,908,000                       8,613,000
                                               -----------------------------------------------------------
Shipping, selling and administrative expenses     3,814,000      3,561,000        5,000 a        7,381,000
                                                                                  1,000 b
Interest expense                                     75,000        243,000       45,000 d          363,000
Interest income                                      (2,000)                                        (2,000)
                                               -----------------------------------------------------------
(Loss) earnings before income taxes                (182,000)     1,104,000      (51,000)           871,000
(Benefit) provision for income taxes                (66,000)       456,000      (18,000)e          372,000
                                               -----------------------------------------------------------
Net (loss) earnings                            $   (116,000)  $    648,000 $    (33,000)      $    499,000
                                               -----------------------------------------------------------
Net (loss) earnings per common share -
basic and diluted                              $       (.04)                                  $        .19
                                               -----------------------------------------------------------
Weighted average number of shares outstanding
- diluted                                         2,561,000                                      2,561,000


See Notes to Unaudited Pro Forma Financial Statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1.  Unaudited Pro Forma Balance Sheet Adjustments

The acquisition of Max N. Nitzberg, Inc. ("MNNI"), will be accounted for as a purchase in accordance with FAS 142.

a) The following table sets forth the pro forma adjustments to reflect the assets and liabilities assumed by the predecessor owner, based on the purchase agreement.


Cash and cash equivalents                             $    (36,000)
Deposit with factor                                       (511,000)
Accounts receivable                                     (2,698,000)
Cash overdraft                                              38,000
Accounts payable                                         1,427,000


b) Pro forma adjustments below, reflects the purchase price being allocated to tangible assets of MNNI (such as inventory, and property and equipment) based on preliminary estimates of their fair values, as well as to the order backlog purchased and to certain other intangible assets with the remainder being allocated to goodwill. The following table sets forth the purchase and preliminary purchase price allocation:


 Cash paid for 100% of stock in MNNI                  $  1,746,000
 Deferred portion of purchase price                      1,500,000
                                                      ------------
   Purchase price                                        3,246,000
 Transaction expenses                                      150,000
 Historical book value of net assets acquired,
   adjusted for assets and liabilities
   not assumed (see "a" above)                          (1,146,000)

 Excess of purchase price over historical             ------------
   book value of assets acquired                      $  2,250,000
                                                      ------------
 Allocation of excess purchase price:
 Adjust inventories to fair value                     $    234,000
 Allocation of excess to order backlog                     990,000
 Increase property & equipment to fair value                12,000
 Trademarks, patents                                       100,000
 Increase to goodwill                                    1,395,000
 Changes in tax effect of the above adjustments
   (except goodwill)                                      (481,000)
                                                      ------------
                                                      $  2,250,000
                                                      ------------
c) To eliminate the Shareholders' Equity of MNNI
    Capital stock                                     $      7,000
    Retained earnings                                    3,169,000
    Treasury stock - at cost                              (250,000)

The Pro Forma Balance Sheet reflects the following as assumed borrowings by the Company to finance the Acquisition and transaction cost:

                                                                Interest
Borrowing Type                        Amount                     Rate
--------------                        ------                     ----
Short-term bank line                $ 1,896,000                  4.75%

Actual borrowing and sources may differ from the estimated amounts depending upon actual costs, borrowing needs and market conditions.

Note 2.  Unaudited Pro Forma Statements of Operation Adjustments.

a. To adjust amortization of goodwill, trademarks and patents, based on estimated market value using a weighted average life of 14 years.

b. To adjust depreciation of the purchased assets based on estimated market values using a weighted average life of five years.

c. To adjust cost of goods sold for the amortization of the backlog, based upon an estimated market value, and amortization of the estimated fair value of inventory using an average life of eleven months.

d. To record interest expense relating to financing the purchase price and transaction fees of MNNI. An increase or decrease of 100 basis points in the interest rate disclosed in Note 1 would increase or decrease interest expense by $19,000 and $10,000 in the twelve months in the period ending June 30, 2001 and the six month period ending December 31, 2001.

e. To adjust income tax benefit in the twelve month and six month periods based upon an assumed effective rate of 34% and 36%, respectively. The twelve month rate is effected by the non-deductibility of goodwill.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 25, 2002                   JACLYN, INC.


                                       By: /s/ ROBERT CHESTNOV
                                           -------------------------------------
                                           Robert Chestnov,
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------


         Exhibit No.         Description
         -----------         -----------

            2.1 Purchase and Sale Agreement dated January 10, 2002 between Mark Nitzberg and the Registrant.*

            2.2 Consulting Agreement dated January 10, 2002 between Natoosh, LLC, Mark Nitzberg and the Registrant.*

            2.3 Payment and Indemnification Agreement dated January 10, 2002 by and among Capital Factors, Inc., Topsville, Inc., Mark Nitzberg and the Registrant.*

        ---------------------
        *   Previously filed.